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                                                                    EXHIBIT 99.1

                         LA JOLLA PHARMACEUTICAL COMPANY
                     ANNOUNCES $66 MILLION PRIVATE PLACEMENT

     SAN DIEGO, CA, October 7, 2005 - La Jolla Pharmaceutical Company (Nasdaq:
LJPC) announced today that it has entered into a definitive agreement for the sale of common stock and warrants to purchase common stock to selected institutional and other accredited investors for gross proceeds to the Company of approximately $66 million. Pursuant to the terms of the agreement, the Company will issue an aggregate of 88 million shares of newly-issued common stock and warrants to purchase an aggregate of 22 million shares of common stock to Essex Woodlands Health Ventures Fund VI, LP, Frazier Healthcare Ventures, Mr. Alejandro Gonzalez, Special Situations Funds, Domain Public Equity Partners, LP, and Sutter Hill Ventures.

     The closing of the transaction is expected to occur in December 2005 and is subject to stockholder approval, the Company remaining listed on either the Nasdaq National Market or the Nasdaq Capital Market, and other customary closing conditions. Pacific Growth Equities, LLC served as the financial advisor to the Company in connection with the transaction.

     The warrants to be issued at the closing will be immediately exercisable when issued, will have an exercise price of $1.00 per share and will remain exercisable for five years. In addition to the warrants issued at the closing, the investors are entitled to receive additional but conditional warrants to purchase an amount of common stock equal to an aggregate of 5% of the outstanding shares of the Company as of October 6, 2005. Upon the closing of the financing transaction, the additional warrants, if issued, will become void and of no effect. The conditional warrants will become exercisable in the event that the Company completes a financing transaction other than the proposed transaction, the stockholders do not approve the proposed transaction, the proposed transaction is not closed prior to December 30, 2005, or certain extraordinary transactions occur.

     In connection with seeking stockholder approval of the transaction, the Company expects to seek stockholder approval of an amendment to its certificate of incorporation to increase the number of authorized shares of common stock, to amend its current equity incentive plan to, among other matters, increase the number of shares available for grant under the plan, and to approve a reverse stock split in the range of two for one to five for one. The exact ratio will be determined by the Company's board of directors prior to filing the proxy statement for the special meeting of stockholders.

     The shares of common stock to be issued by the Company will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration. The Company has agreed to register these shares for resale in accordance with the terms of a registration rights agreement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
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     La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases.

     Except for historical statements, this press release contains forward-looking statements, including, without limitation, statements regarding the proposed sale of stock and warrants by La Jolla Pharmaceutical Company. These forward-looking statements involve risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results or events to differ materially from those anticipated. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.


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